Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report [Form 40-F] of CGI Group Inc. [the “Company”] of our report dated November 8, 2016 with respect to the consolidated financial statements of the Company as of and for the years ended September 30, 2016 and 2015 included herein and our report dated November 8, 2016 with respect to the effectiveness of internal control over financial reporting as of September 30, 2016.

We also consent to the incorporation by reference in Registration Statements [Form S-8 Nos. 333-197742, 333-112021, 333-13350, 333-66044, 333-74932, 333-146175 and 333-177013] pertaining to the Company’s stock option plans of our reports dated November 8, 2016 with respect to the consolidated financial statements of the Company as of and for the years ended September 30, 2016 and 2015 included herein and the effectiveness of internal control over financial reporting as of September 30, 2016.

Montréal, Canada

December 21, 2016

1. CPA Auditor, CA, public accountancy permit No. A122227